UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

STAAR SURGICAL COMPANY

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 9, 2025

STAAR Surgical Company

(Exact name of registrant as specified in its charter)

Delaware	0-11634	95-3797439
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

25510 Commercentre Drive Lake Forest, California	92630
(Address of principal executive offices)	(Zip Code)

626-303-7902

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common	STAA	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 9, 2025, STAAR Surgical Company (the “Company”) entered into Amendment No. 2 (the “Amendment”) to the Agreement and Plan of Merger, dated August 4, 2025 (as amended, the “Amended Merger Agreement”), with Alcon Research, LLC (“Alcon”) and Rascasse Merger Sub, Inc. (“Merger Sub”).

The Amendment, among other things, increases the consideration to be paid to the holders of shares of common stock, par value $0.01 per share, of the Company (“Company common stock”), if the merger of Merger Sub and the Company contemplated by the Amended Merger Agreement (the “Merger”), is consummated, to $30.75 per share of Company common stock in cash, without interest, subject to withholding taxes (the “Merger Consideration”), from $28.00 per share of Company common stock, in cash, without interest, subject to withholding taxes.

In addition, the Amendment (i) provides that each restricted stock unit award of the Company that was awarded prior to August 4, 2025 or that is held by a director, and each performance-based restricted stock unit award of the Company (“Company PSU Award”), will be converted into a restricted stock unit award of Alcon Inc. in respect of a number of ordinary shares, nominal value CHF 0.04 per share, of Alcon Inc. (“Alcon shares”) calculated based on the value of the Merger Consideration relative to the trading price of Alcon shares prior to the closing of the Merger, with Company PSU Award performance deemed to be earned at 100% of target, and otherwise generally subject to the same terms and conditions (except that director awards will become vested at the closing of the Merger); and (ii) eliminates any 280G gross-ups and related tax indemnification arrangements to be entered into by the Company in connection with the Merger.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, which is filed as Exhibit 2.1 to this report and is incorporated herein by reference. A copy of the Amendment has been included to provide investors with information regarding its terms and is not intended to provide any factual information about the Company, Alcon or Merger Sub.

Item 9.01.	Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit

2.1	Amendment No. 2 to Agreement and Plan of Merger, dated December 9, 2025, between STAAR Surgical Company, Alcon Research, LLC and Rascasse Merger Sub, Inc.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Additional Information About the Merger and Where to Find It

This communication relates to the proposed transaction involving the Company. In connection with the proposed transaction, the Company has filed relevant materials with the U.S. Securities and Exchange Commission (the “SEC”), including the Company’s definitive proxy statement on Schedule 14A (the “Proxy Statement”) on September 16, 2025. The Proxy Statement was first sent to Company stockholders on September 16, 2025 and was thereafter supplemented. This communication is not a substitute for the Proxy Statement or any other document that the Company may file with the SEC or send to its stockholders in connection with the proposed transaction. BEFORE MAKING ANY VOTING DECISION, STOCKHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS THERETO, IN CONNECTION WITH THE PROPOSED TRANSACTION WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents (when available) free of charge at the SEC’s website, www.sec.gov, or by visiting the Company’s investor relations website, https://investors.staar.com.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

Participants in the Solicitation

Under SEC rules, the Company and certain of its directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the holders of the Company’s common stock in connection with the proposed transaction. Information about the directors and executive officers of the Company and their ownership of the Company’s common stock is set forth in the Proxy Statement, the definitive proxy statement for the Company’s 2025 Annual Meeting of Stockholders (the “Annual Proxy Statement”), which was filed with the SEC on April 24, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000718937/000095017025058174/staa-0250424.htm), including the sections captioned “Compensation of Directors,” “Information Regarding Executive Officers” and “Security Ownership of Principal Shareholders and Management,” or its Annual Report on Form 10-K for the year ended December 27, 2024, which was filed with the SEC on February 21, 2025 (and which is available at https://www.sec.gov/ix?doc=/Archives/edgar/data/0000718937/000095017025024813/staa-20241227.htm), and in other documents filed by the Company with the SEC. To the extent holdings of such participants in the Company’s securities have changed since the amounts described in the Proxy Statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC by the Company’s directors and executive officers. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in other relevant materials to be filed with the SEC in respect of the proposed transaction when they become available.

Forward-Looking Statements

The information covered by this communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements often contain words such as “anticipate,” “believe,” “expect,” “plan,” “estimate,” “project,” “continue,” “will,” “should,” “may,” and similar terms. All statements in this communication that are not statements of historical fact are forward-looking statements. These forward-looking statements are neither promises nor guarantees and involve known and unknown risks, uncertainties and other important factors that may cause actual results, performance or achievements to be materially different from what is expressed or implied by the forward-looking statements, including, but not limited to: (1) the occurrence of any event, change or other circumstances that could give rise to the termination of the Alcon merger agreement or could cause the consummation of the proposed transaction to be delayed or to fail to occur; (2) the failure to obtain approval of the proposed transaction from the Company’s stockholders; (3) the failure to obtain certain required regulatory approvals or the failure to satisfy any of the other closing conditions to the completion of the proposed transaction within the expected timeframes or at all; (4) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the proposed transaction; (5) the effect of the announcement of the proposed transaction on the ability of the Company to retain and hire key personnel and maintain relationships with its customers, suppliers and others with whom it does business, or on its operating results and business generally; (6) the ability of the Company to meet expectations regarding the timing and completion of the transaction; (7) the outcome of any legal proceedings that may be instituted against the Company related to the proposed transaction; (8) the possibility that the Company’s stock price may decline significantly if the proposed transaction is not consummated; and (9) other important factors set forth in the Proxy Statement under the caption “Risk Factors” and the Company’s Annual Report on Form 10-K for the year ended December 27, 2024 under the caption “Risk Factors,” as any such factors may be updated from time to time in the Company’s other filings with the SEC.

Forward-looking statements speak only as of the date they are made and, except as may be required under applicable law, the Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STAAR Surgical Company

Date: December 9, 2025	By:	/s/ Stephen C. Farrell
	Name:	Stephen C. Farrell
	Title:	Chief Executive Officer

Exhibit 2.1

Execution Version

AMENDMENT NO. 2

TO

AGREEMENT AND PLAN OF MERGER

This Amendment No. 2, dated as of December 9, 2025 (this “Amendment”), to the Agreement and Plan of Merger, dated as of August 4, 2025 (the “Initial Agreement”), as amended, is by and among Alcon Research, LLC, a Delaware limited liability company (“Parent”), Rascasse Merger Sub, Inc., a Delaware corporation and a wholly owned direct subsidiary of Parent (“Merger Sub”), and STAAR Surgical Company, a Delaware corporation (the “Company”). Capitalized terms used and not defined in this Amendment shall have the meanings ascribed to such terms in the Agreement (as defined below).

WHEREAS, on August 4, 2025, the parties entered into the Initial Agreement, pursuant to which, among other things, and subject to the terms and conditions therein, Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned direct subsidiary of Parent;

WHEREAS, on November 7, 2025, the parties entered into Amendment No. 1 to the Initial Agreement (the Initial Agreement, as amended, the “Agreement”); and

WHEREAS, pursuant to and in accordance with Section 9.1 of the Agreement, the Parties desire to amend the Agreement as set forth in this Amendment.

NOW, THEREFORE, in consideration of the mutual agreements set forth in the Agreement and this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Amendment. The Agreement is hereby amended as follows:

(a) Recital (A) of the Agreement is hereby amended and restated as follows:

“Parent desires to acquire the Company through a merger of Merger Sub with and into the Company (the “Merger”), with the Company continuing as the surviving corporation in the Merger (the “Surviving Corporation”), on the terms and subject to the conditions set forth in this Agreement, whereby (i) each issued and outstanding share of Company Common Stock (the “Shares”) as of the Effective Time (other than Excluded Shares and Dissenting Shares) will be converted into the right to receive $30.75 per Share, in cash, without interest (the “Merger Consideration”), and (ii) the Company shall become a wholly owned Subsidiary of Parent as a result of the Merger.”

(b) Section 1.6(c) of the Agreement is hereby amended and restated as follows:

“At the Effective Time, each then outstanding Company RSU Award (whether or not then vested) that was granted prior to the date hereof or that is held by a non-employee member of the Board of Directors shall be assumed and converted into a restricted stock unit award in respect of a number of shares of Ultimate Parent Ordinary Shares (each, as so converted and adjusted as follows, an “Adjusted RSU Award”) equal to the product obtained by multiplying (i) the total number of shares of Company Common Stock subject to the Company RSU Award as of immediately prior to the Effective Time by (ii) the quotient of (A) the Merger Consideration divided by (B) the volume-weighted average price of an Ultimate Parent Ordinary Share on the New York Stock Exchange for the five consecutive trading days ending on (and including) the last trading day prior to the Closing Date as reported by Bloomberg, L.P. (such quotient, the “Exchange Ratio”), with any fractional shares rounded down to the nearest whole share. Each Adjusted RSU Award shall otherwise be subject to the same terms and conditions applicable to the corresponding Company RSU Award (including any “double trigger” vesting protections), as applicable, under the Company Equity Plan and the applicable award agreement, including vesting terms, as of immediately prior to the Effective Time; provided that each Adjusted RSU Award held by a non-employee member of the Board of Directors as of immediately prior to the Effective Time shall be fully vested as of the Effective Time.”

(c) Section 1.6(d) of the Agreement is hereby amended and restated as follows:

“At the Effective Time, each then outstanding Company PSU Award (whether or not then vested) shall be assumed and converted into a restricted stock unit award in respect of a number of shares of Ultimate Parent Ordinary Shares (each, as so converted and adjusted as follows, an “Adjusted PSU Award”) equal to the product obtained by multiplying (i) the total number of shares of Company Common Stock subject to the Company PSU Award as of immediately prior to the Effective Time assuming that the performance goals were achieved at the target level of performance by (ii) the Exchange Ratio, with any fractional shares rounded down to the nearest whole share. Each Adjusted PSU Award shall otherwise be subject to the same terms and conditions applicable to the corresponding Company PSU Award or (including any “double trigger” vesting protections), as applicable, under the Company Equity Plan and the applicable award agreement, including vesting terms, as of immediately prior to the Effective Time (it being understood that, for clarity, the Adjusted PSU Award shall be deemed earned at the Effective Time, such that in accordance with the terms of the award, 50% of the Adjusted PSU Award shall become vested on the 15th day of the second month following the quarter in which the Closing Date occurs (the “Adjusted Award Vesting Date”) and, without limiting any “double trigger” vesting protections, the remaining 50% shall become vested on the first anniversary of the Adjusted Award Vesting Date subject to continued service through such anniversary), except that the Adjusted PSU Award shall no longer be subject to any performance-based vesting conditions.”

(d) Exhibit A of the Agreement is hereby amended by adding references to the definitions of “Adjusted RSU Award”, “Adjusted PSU Award”, “Adjusted Award Vesting Date”, “Exchange Ratio” and the corresponding sections.

(e) The following definition is added to Exhibit A of the Agreement:

“Ultimate Parent Ordinary Shares. “Ultimate Parent Ordinary Shares” means the ordinary shares, nominal value CHF 0.04 per share, of Ultimate Parent.”

(f) Item 12 under “Employee/Benefits Related Interim Operating Covenant Exceptions” in Section 5.2(a)-(b) of the Company Disclosure Schedule is amended by deleting clause (ii) of the second sentence thereof and replacing it with the following language:

“; provided that, for the avoidance of doubt, the Company may not provide any gross-ups or other tax indemnification arrangements for any Taxes incurred under Section 4999 of the Code.”

2. References to and Effect on the Agreement. On and after the date of this Amendment, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import, and all documents delivered in connection with the Agreement shall mean and be a reference to the Agreement as amended hereby. Each reference in the Agreement to “the date hereof,” “the date of this Agreement,” or words of like import shall mean and be a reference to August 4, 2025. Except as expressly amended by this Amendment, the Agreement shall continue in full force and effect in accordance with its terms, and the Agreement, as amended hereby, is hereby confirmed and ratified in all respects. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the parties under the Agreement or any of the documents delivered in connection with the Agreement.

3. Counterparts. This Amendment may be executed in any number of counterparts, each of which is an original, and all of which, when taken together, constitute one Amendment. Delivery of an executed signature page of this Amendment by facsimile or other customary means of electronic transmission (e.g., “pdf”) will be effective as delivery of a manually executed counterpart hereof.

4. Governing Law. This Amendment, and all claims or causes of action (whether in contract or tort) that may be based upon, arise out of or relate to this Amendment, or the negotiation, execution or performance of this Amendment, shall be governed by, and construed in accordance with, the laws of the state of Delaware, without giving effect to the principles of conflicts of law thereof.

5. Adoption by Merger Sub. Immediately following the execution of this Amendment, Parent, as the sole stockholder of Merger Sub, shall adopt the Agreement, this Amendment and the Transactions, including the Merger.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 to Agreement and Plan of Merger effective as of the date first above written.

Alcon Research, LLC

By:	/s/ David Endicott
Name:	David Endicott
Title:	Chief Executive Officer and President

Rascasse Merger Sub, Inc.

By:	/s/ David Endicott
Name:	David Endicott
Title:	Chief Executive Officer and President

STAAR Surgical Company

By:	/s/ Stephen C. Farrell
Name:	Stephen C. Farrell
Title:	Chief Executive Officer

[Signature Page to Amendment No. 2 to Agreement and Plan of Merger]